Filed pursuant to Rule 424(b)(3)

Under the Securities Act of 1933, as amended

Registration No. 333-189337

DELMAR PHARMACEUTICALS, INC.

5,595,707 Shares of Common Stock Offered by Selling Stockholders

1,021,771 Shares of Common Stock Offered by the Company

Prospectus

This prospectus relates to the public offering of up to 5,595,707 shares of common stock of DelMar Pharmaceuticals, Inc. by the selling stockholders including 3,821,135 outstanding shares, 1,724,572 shares issuable upon exercise of outstanding warrants, and 50,000 shares issuable upon exchange of Exchangeable Shares (as defined herein). The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. We will not receive any of the proceeds from the sale of common stock by the selling stockholders. We will pay the expenses of registering these shares.

This prospectus also includes 999,003 shares of common stock issuable upon exercise of warrants issued by the Company pursuant to the Company’s public offering of common stock and common stock purchase warrants completed by the Company in the quarter ended September 30, 2015 (the “Public Offering”), including shares issuable upon exercise of warrants issued to the investors under the Public Offering (the “Public Offering Warrants”) and 22,768 shares issued to the placement agents under the Public Offering (the “2015 Agent Warrants”). The Public Offering Warrants have an exercise price of $3.00 and expire on July 31, 2020. The 2015 Agent Warrants have an exercise price of $3.00 and expire on July 15, 2020.

Our common stock is currently traded on the NASDAQ Capital Market under the symbol “DMPI.” On September 9, 2016, the last reported sales price for our common stock was $7.10 per share.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 2, in addition to Risk Factors contained in the applicable prospectus supplement.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated September 21, 2016

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

i

EXPLANATORY NOTE

This registration statement is filed by the registrant as (i) post-effective amendment #4 on Form S-3 to update the Registration Statement on Form S-1 originally filed by the registrant with the Securities and Exchange Commission on June 14, 2013 and declared effective by the Securities and Exchange Commission on June 28, 2013, as amended by post-effective amendment #1 thereto, filed with the Securities and Exchange Commission on April 17, 2014, and declared effective by the Securities and Exchange Commission on April 29, 2014, and as amended by post-effective amendment #2 thereto, filed with the Securities and Exchange Commission on March 6, 2015, and declared effective by the Securities and Exchange Commission on March 13, 2015, and post-effective amendment #3 on Form S-1 filed with the Securities and Exchange Commission on November 20, 2015, and declared effective by the Securities and Exchange Commission on November 30, 2015 and (ii) post-effective amendment # 2 on From S-3 to update the Registration Statement on Form S-1 originally filed by the registrant with the Securities and Exchange Commission on April 10, 2015 and declared effective by the Securities and Exchange Commission on July 15, 2015, as a mended by post-effective amendment #1 thereto, filed with the Securities and Exchange Commission on November 20, 2015 and declared effective by the Securities and Exchange Commission on November 30, 2015. The registrant is not seeking to register any additional shares pursuant to this Registration Statement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include statements concerning:

●	our ability to raise funds for general corporate purposes and operations, including our research activities and clinical trials;

●	our ability to recruit qualified management and technical personnel;

●	the success of our clinical trials;

●	our ability to obtain and maintain required regulatory approvals for our products; and

●	the other factors discussed in the “Risk Factors” section and elsewhere in this prospectus.

All statements in this prospectus and the documents and information incorporated by reference in this prospectus that are not historical facts are forward-looking statements. We may, in some cases, use terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions or the negative of such items that convey uncertainty of future events or outcomes to identify forward-looking statements.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

ii

SUMMARY

The following is only a summary, and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference into this prospectus under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” from our other filings with the SEC, as well as any prospectus supplement applicable to an offering of the securities registered pursuant to the registration statement of which this prospectus forms a part. Investing in our securities involves risks. Therefore, please carefully consider the information provided under the heading “Risk Factors” beginning on page 2.

The terms “DelMar,” the “Company,” “we,” “our” or “us” in this prospectus refer to DelMar Pharmaceuticals, Inc. and its wholly-owned subsidiaries, unless the context suggests otherwise.

ABOUT DELMAR

DelMar Pharmaceuticals, Inc. (the “Company”) is a Nevada corporation formed on June 24, 2009. DelMar Pharmaceuticals, Inc. is the parent company of Del Mar Pharmaceuticals (BC) Ltd. (“DelMar (BC)”), a British Columbia, Canada corporation incorporated on April 6, 2010, which is a clinical and commercial stage drug development company with a focus on the treatment of cancer. We are conducting clinical trials in the United States with our product, VAL-083, as a potential new treatment for glioblastoma multiforme (“GBM”), the most common and aggressive form of brain cancer. We have also acquired certain exclusive commercial rights to VAL-083 in China where it is approved as a chemotherapy for the treatment of chronic myelogenous leukemia (“CML”) and lung cancer. We plan to seek marketing partnerships in China, and other jurisdictions, in order to potentially generate future royalty revenue as well as to pursue independent development and commercialization of VAL-083 and potentially other product candidates that we may acquire or discover through our research activities.

We have incurred losses since our inception. Since our inception on April 6, 2010 through June 30, 2016, we have accumulated net losses of $32,237,859. We incurred net losses of $8,864,864 for the year ended June 30, 2016, and a net loss of $4,347,767 for the year ending June 30, 2015.

Our principal executive offices are located a Suite 720-999 West Broadway, Vancouver, British Columbia, Canada V5Z 1K5. Our telephone number is (604) 629-5989. We maintain an Internet website at www.delmarpharma.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

1

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information”.

USE OF PROCEEDS

We will receive no proceeds from the sale of shares of common stock offered by the selling stockholders. However, we will generate proceeds from the cash exercise of the Investor Warrants by the selling stockholders or from the cash exercise of the Public Offering Warrants or the 2015 Agent Warrants, if any. We intend to use those proceeds for general corporate purposes.

SELLING SECURITY HOLDERS

This prospectus relates to the offering by the selling stockholders of up to 5,595,707 shares of common stock, including 1,724,572 shares issuable upon exercise of warrants and 50,000 shares issuable upon exchange of Exchangeable Shares. Common stock issued upon exchange of Exchangeable Shares and upon the exercise of Exchange Agreement Warrants held by Canadian residents may be subject to statutory hold periods in accordance with applicable Canadian securities laws.

The following table sets forth, based on information provided to us by the selling stockholders or known to us, the name of each selling stockholder, the nature of any position, office or other material relationship, if any, which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock beneficially owned by the stockholder before this offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Except as set forth below, none of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

We have assumed all shares of common stock reflected on the table will be sold from time to time in the offering covered by this prospectus. Because the selling stockholders may offer all or any portions of the shares of common stock listed in the table below, no estimate can be given as to the amount of those shares of common stock covered by this prospectus that will be held by the selling stockholders upon the termination of the offering.

Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering	Shares of Common Stock Offered in this Offering		Shares of Common Stock Beneficially Owned After this Offering	Percentage of Common Stock Beneficially Owned After this Offering
Howard K. Fuguet	619,750	500,000	(1)	0	0
NFS LLC Roth IRA FBO Howard K. Fuguet	119,750	119,750	(1)	0	0
Justin K. McCormick	62,500	62,500	(1)	0	0
Greg Waisanen	7,876	7,876	(2)	0	0
John Menna	37,500	37,500	(3)	0	0
Michael Menna	11,250	11,250	(56)	0	0
Jonathan Menna	11,250	11,250	(56)	0	0
Sean Menna	11,250	11,250	(56)	0	0
Brandon Menna	11,250	11,250	(56)	0	0
Kevin Menna	11,250	11,250	(56)	0	0
Michael Leiter	137,740	109,376	(4)	28,364	*
Don Bahouth	347,500	260,625	(34)	86,875	*
Robert M. Newsome	290,451	290,451	(1)	0	0
John C. Ramsay	75,001	75,001	(1)	0	0
Renald & Catherine C. Anelle JTTEN	98,126	98,126	(1)	0	0
John D. Marx	17,424	12,487	(34)	4,937	*
William R. Lefever	219,456	143,500	(1)	75,956	*
William H. Heilferty	24,064	24,064	(1)	0	0
Martin Johnston	9,852	9,803	(34)	49	*
NFS LLC IRA FBO David A. King	15,000	15,000	(1)	0	0
Scott Anderson	41,667	31,250	(34)	10,417	*
AT Media Corp.	170,383	90,000	(57)	80,383	*
Ross DiMaggio	25,000	25,000	(58)	0	0

2

Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering	Shares of Common Stock Offered in this Offering		Shares of Common Stock Beneficially Owned After this Offering	Percentage of Common Stock Beneficially Owned After this Offering
Alessandro Dubini	10,000	10,000	(1)	0	0
Richard Grossbard	93,751	93,751	(1)	0	0
George C. Christensen	49,752	17,782	(34)	12,438	*
COR Clearing FBO George C. Christensen Roth IRA	19,532	19,532	(34)	0	0
Lance Siegall	7,750	7,750	(1)	0	0
David Barry	22,918	20,938	(34)	1,980	*
Sean Joseph Cunningham	8,334	6,250	(34)	2,084	*
Janet Gargiulo	4,424	3,510	(34)	914	*
Michael Ravallo	83,334	31,250	(34)	10,417	*
DCG & T TTEE FBO Michael Ravallo ROTH IRA	41,667	31,250	(34)	10,417	*
W. Ron Raecker	10,158	10,158	(1)	0	0
Steve M. Payne	125,000	125,000	(6)	0	0
Lawrence Grossbard	116,564	116,564	(7)	0	0
Michael L. & Ann J. Hetzner JTTEN	5,250	5,250	(1)	0	0
Feldman Rev Inter Vivos Tr. Howard Feldman TTEE	15,626	15,626	(1)	0	0
Mayra Acevedo	3,334	2,500	(34)	834	*
Marc S. Sidoti	41,668	20,834	(34)	20,834	*
ECPC Capital LLC (37)	125,000	125,000	(6)	0	0
Mark F. Adams	23,376	23,376	(8)	0	0
John A. Medica III	4,938	4,938	(1)	0	0
Ryan Modesto	125,000	93,750	(34)	31,250	*
Keith Goodman	25,000	12,500	(9)	0	0
IRA FBO Keith Goodman Pershing LLC as Custodian	12,500	12,500	(12)	0	0
William C. & Debra B. Purdon JTTEN	22,500	22,500	(1)	0	0
National Financial Services, LLC FBO William C. Stone SEP IRA	24,375	24,375	(1)	0	0
William C. Stone & Megan N. Williams JTTEN	55,000	55,000	(1)	0	0
Anthony Lightman	3,203	3,203	(1)	0	0
Tim Slifkin	3,126	3,126	(10)	0	0
Jerry L. Derflinger	28,126	28,126	(1)	0	0
Space Maker Marketing Ltd (38)	2,709	2,032	(34)	677	*
Richard Todd Gross	6,750	6,750	(34)	0	0
Ronald C. Astrup	2,500	1,875	(34)	625	*
S. Kent Adams	103,750	103,750	(11)	0	0
Bradley Emms	18,000	18,000	(13)	0	0
Ralph D. Bias	50,000	50,000	(1)	0	0
Lennin Cepeda	1,251	938	(34)	313	*
Fermo C. Jaeckle	6,250	6,250	(14)	0	0
Manish Desai & Patricia Yeomans JTTEN	12,500	12,500	(12)	0	0
Joseph E. & Christine D. Heller JTTEN	22,597	20,626	(15)	1,875	*
Deepak H. Aggarwal	25,000	25,000	(16)	0	0
Eugene H. & Ellen R. Winter JTTEN	6,876	6,876	(17)	0	0
Akita Capital LLC (39)	15,626	15,626	(1)	0	0
Robert W. Lawrence	3,500	1,938	(34)	1,562	*
Charles Hill	214,002	136,500	(18)	0	0
COR Clearing FBO Charles Hill Roth IRA	77,502	77,502	(19)	0	0
COR Clearing FBO Sherri Hill Roth IRA	142,940	142,940	(20)	0	0
Jennifer Warneke	834	625	(1)	209	*
Virginia J. Wardlaw TTEE Samuel J. Wardlaw TTEE Bradley Dale Wardlaw Revocable Trust UAD 08/16/94	4,376	4,376	(21)	0	0
William Nowlin	16,043	12,032	(34)	4,011	*
Salvatore Gaglio	6,667	5,000	(34)	1,667	*
Thomas J. & Norva H. Gormley JTTEN	10,418	7,813	(34)	2,605	*
Rex Foley	3,500	3,500	(22)	0	0
Veidt Research LLC Profit Sharing Plan Michael Anthony TTEE	62,500	62,500	(29)	0	0
Jesse W. Yeomans	18,545	18,545	(23)	0	0
Michael Bonevento	31,250	31,250	(1)	0	0
Ronald J. Kapphahn	3,750	3,750	(1)	0	0
Daniel Coiro	31,250	31,250	(1)	0	0
Barry Magnus	12,500	12,500	(1)	0	0
Shawn MacArthur	10,938	10,938	(5)	0	0

3

Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering	Shares of Common Stock Offered in this Offering		Shares of Common Stock Beneficially Owned After this Offering	Percentage of Common Stock Beneficially Owned After this Offering
Empire Stock Transfer Inc. (40)	15,625	15,625	(5)	0	0
Joseph B. Byrum	125,000	125,000	(1)	0	0
COR Clearing FBO John Dempsey Roth IRA	25,000	25,000	(1)	0	0
Michael A. Price	35,373	35,373	(24)	0	0
Allan P. Steffes	62,500	62,500	(29)	0	0
Laura Kozlowski	6,250	6,250	(14)	0	0
Robert J. Hoffman & Angela C. Mattiace	6,250	6,250	(14)	0	0
Brian & Debbie Keller JT WROS	16,472	12,063	(34)	4,409	*
Doug Terry	33,376	33,376	(25)	0	0
Mark B. Reed	15,625	15,625	(26)	0	0
Deck F. Couch	43,043	40,043	(34)	3,000	*
Paul Schumacher	44,376	44,376	(27)	0	0
MFO Management Co Pension Trust FBO C. Edward White	6,250	6,250	(1)	0	0
Philip Benz IRA COR Clearing Cust	8,688	8,688	(28)	0	0
Rajo Corp (42)	7,813	7,813	(5)	0	0
Ikona Global Partners	25,391	25,391	(59)	0	0
Baitfish Partners	5,860	5,860	(60)	0	0
Craig Fielder	92,750	80,250	(34)	12,500	*
John Ricotta	12,500	12,500	(1)	0	0
Kent F. Osborne	3,126	3,126	(10)	0	0
Arun Virick	3,000	3,000	(1)	0	0
Charles Schwab FBO Jared Sender	4,000	4,000	(5)	0	0
Harris Berenholz	4,167	3,125	(34)	1,042	*
Max Poynor	15,000	15,000	(31)	0	0
Rafique Sheikh	1,667	1,250	(34)	417	*
Robert Crocitto	18,250	10,000	(1)	8,250	*
Grigoriy Levitskiy	3,126	3,126	(10)	0	0
John Muccino	15,626	15,626	(1)	0	0
Tyler Meierotto	18,750	18,750	(1)	0	0
Karen M. Allen	6,250	6,250	(14)	0	0
Scott Marshall	50,000	50,000	(32)	0	0
Stephanie Gillespie	5,644	5,644	(33)	0	0
OMNIBUS S.A. (44)	74,991	74,991	(1)	0	0
Susan L. Martin	15,626	15,626	(26)	0	0
Dale Associates (45)	400,001	400,001	(46)	0	0
Lisa Guise (47)	12,500	12,500	(46)	0	*
Alison T. Winter	400,001	400,001	(46)	0	0
Michael Rice (48)	10,373	10,373		0	0
Gerald Amato (48)	50,000	50,000		0	0
Sol Barer - controls SJ Barer Consulting LLC (48)	60,000	60,000		0	0
Claire A. Feldman TTEE Feldman Revocable InterVivos Trust	13,750	13,750	(51)	0	0
Onbelay Capital Inc. (52)	27,500	27,500	(53)	0	0
Gundyco ITF Alan Ezrin	13,750	13,750	(54)	0	0
Macquarie Private Wealth ITF Edwin & Julia Levy	13,750	13,750	(55)	0	0
RBC Dominion Securities Inc. ITF Cathy Steiner 421-51351-22	13,750	13,750	(55)	0	0
NFS/FMTC IRA-BDA NSPS James A. Tuffield	7,013	7,013		0	0
Johanne Paquet	13,750	13,750	(54)	0	0
C. Lowell Parsons	13,750	13,750	(51)	0	0

*	Less than 1%.

(1)	Represents outstanding shares purchased in the Private Offering or issued upon exercise of warrants purchased in the Private Offering.
(2)	Includes 3,938 outstanding shares and 3,938 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(3)	Includes 31,250 outstanding shares and 6,250 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(4)	Includes 90,688 outstanding shares and 18,688 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(5)	Represents shares issuable upon exercise of warrants purchased in the Private Offering.
(6)	Includes 62,500 outstanding shares and 62,500 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.

4

(7)	Includes 89,032 outstanding shares and 27,532 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(8)	Includes 15,513 outstanding shares and 7,863 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(9)	Includes 6,250 outstanding shares and 6,250 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(10)	Includes 1,563 outstanding shares and 1,563 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(11)	Includes 51,875 outstanding shares and 51,875 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(12)	Includes 6,250 outstanding shares and 6,250 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(13)	Includes 9,000 outstanding shares and 9,000 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(14)	Includes 3,125 outstanding shares and 3,125 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(15)	Includes 15,626 outstanding shares and 5,000 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(16)	Includes 20,000 outstanding shares and 5,000 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(17)	Includes 3,438 outstanding shares and 3,438 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(18)	Includes 68,250 outstanding shares and 68,250 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(19)	Includes 38,751 outstanding shares and 38,751 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(20)	Includes 71,470 outstanding shares and 71,470 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(21)	Includes 2,188 outstanding shares and 2,188 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(22)	Includes 1,750 outstanding shares and 1,750 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(23)	Includes 18,545 outstanding shares.
(24)	Includes 25,000 outstanding shares.
(25)	Includes 10,688 outstanding shares and 22,688 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(26)	Includes 7,813 outstanding shares and 7,813 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(27)	Includes 22,188 outstanding shares and 22,188 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(28)	Includes 2,500 outstanding shares and 6,188 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(29)	Includes 31,250 outstanding shares and 31,250 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(30)	Reserved
(31)	Includes 7,500 outstanding shares and 7,500 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(32)	Includes 25,000 outstanding shares and 25,000 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(33)	Includes 4,072 outstanding shares and 1,572 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.
(34)	Represents outstanding shares purchased in the Private Offering.
(35)	Reserved.
(36)	Reserved
(37)	Alfred Allen has voting and investment power over the securities held by the selling stockholder.
(38)	Ronald C. Astrup has voting and investment power over the securities held by the selling stockholder.
(39)	Gary Gotto has voting and investment power over the securities held by the selling stockholder.
(40)	Patrick Morros has voting and investment power over the securities held by the selling stockholder.
(41)	Reserved.
(42)	Richard Calta has voting and investment power over the securities held by the selling stockholder.
(43)	Reserved.
(44)	Anthony Killarney and Kenneth Ciapala have voting and investment power over the securities held by the selling stockholder.
(45)	Lasha Jones has voting and investment power over the securities held by the selling stockholder.
(46)	Represents shares issuable upon exercise of Dividend Warrants.
(47)	The selling stockholder is the former chief executive officer and director of the Company.
(48)	The selling stockholder is a consultant to the Company.
(49)	The selling stockholder is a consultant to the Company. Sol Barer has voting and dispositive power over the securities of the Company owned by the selling stockholder.
(50)	Reserved.
(51)	Includes 12,500 from Parent Shares and exercise of 1,250 Exchange Agreement Warrants.
(52)	John K. Bell, a director of the Company, has voting and dispositive power over the securities of the Company owned by the selling stockholder.
(53)	Includes 2,500 shares issued upon the exercise of Exchange Agreement Warrants and 25,000 shares issuable upon exchange of Exchangeable Shares
(54)	Includes 1,250 shares issued upon the exercise of Exchange Agreement Warrants and 12,500 shares issuable upon exchange of Exchangeable Shares.
(55)	Includes 12,500 shares issued upon the exchange of Exchangeable Shares and 1,250 shares issued upon the exercise of Exchange Agreement Warrants.
(56)	Includes 11,250 shares issuable upon exercise of outstanding warrants.
(57)	Includes 90,000 shares issuable upon exercise of outstanding warrants.
(58)	Includes 25,000 shares issuable upon exercise of outstanding warrants.
(59)	Includes 25,391 shares issuable upon exercise of outstanding warrants.
(60)	Includes 5,860 shares issuable upon exercise of outstanding warrants.

5

DESCRIPTION OF COMMON STOCK

General

We are authorized to issue 50,000,000 shares of common stock, par value of $0.001 per share. As of September 9, 2016, we have 10,317,193 shares of common stock issued and outstanding.

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s certificate of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Island Stock Transfer.

Listing

Our common stock is currently traded on the NASDAQ Capital Market under the symbol “DMPI”.

DESCRIPTION OF PREFERRED STOCK

General

The Company’s articles of incorporation authorize the issuance of 5,000,000 shares of “blank check” preferred stock, par value $0.001 per share, in one or more series, subject to any limitations prescribed by law, without further vote or action by the stockholders. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, the rules of the NASDAQ Capital Market or other securities exchange or market on which our stock is then listed or admitted to trading.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

●	the title and stated or par value of the preferred stock;

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

6

●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	any voting rights of the preferred stock;

●·	the provisions for redemption, if applicable, of the preferred stock;

●	any listing of the preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

●	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock;

●	and any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

Special Voting Preferred Stock

Pursuant to the Certificate of Designation of the Company’s Special Voting Preferred Stock, one share of the Company’s blank check preferred stock has been designated as Special Voting Preferred Stock and is issued and outstanding. The Special Voting Preferred Stock votes as a single class with the common stock and is entitled to a number of votes equal to the number of Exchangeable Shares of 0959456 B.C. Ltd., a British Columbia corporation and a wholly-owned subsidiary of the Company (formed for the purpose of effectuating the Company’s reverse merger transaction that closed in January 2013 (“Exchangeco”)) outstanding as of the applicable record date (i) that are not owned by the Company or any affiliated companies and (ii) as to which the holder has received voting instructions from the holders of such Exchangeable Shares in accordance with the voting and trust agreement (the “Trust Agreement”) among the Company, 0959454 B.C. Ltd., a British Columbia corporation and a wholly-owned subsidiary of the Company (formed for the purpose of effectuating the Company’s reverse merger transaction that closed in January 2013), Exchangeco and Computershare Trust Company of Canada.

The Special Voting Preferred Stock is not entitled to receive any dividends or to receive any assets of the Company upon any liquidation, and is not convertible into common stock of the Company.

The voting rights of the Special Voting Preferred Stock will terminate pursuant to and in accordance with the Trust Agreement. The Special Voting Preferred Stock will be automatically cancelled at such time as the share of Special Voting Preferred Stock has no votes attached to it.

Common stock issued upon exchange of Exchangeable Shares and upon the exercise of Exchange Agreement Warrants held by Canadian residents may be subject to statutory hold periods in accordance with applicable Canadian securities laws.

7

Series A Preferred Stock

Pursuant to the Company’s Certificate of Designation of Series A Preferred Stock, the Company designated 278,530 shares of preferred stock as Series A Preferred Stock. As of September 9, 2016, there were 278,530 shares of Series A Preferred Stock issued and outstanding. The shares of Series A Preferred Stock have a stated value of $1.00 per share and are not convertible into common stock. The holders of the Series A Preferred Stock are entitled to dividends at the rate of 3% of the Stated Value per year, payable quarterly in arrears. Upon any liquidation of the Company, the holder of the Series A Preferred Stock will be entitled to be paid, out of any assets of the Company available for distribution to stockholders, the Stated Value of the shares of Series A Preferred Stock held by such holder, plus any accrued but unpaid dividends thereon, prior to any payments being made with respect to the common stock.

Series B Preferred Stock

On April 29, 2016, the Company filed a Certificate of Designation (the “Series B Certificate of Designations”) with the Secretary of State of Nevada to designate the preferences, rights and limitations of the Series B Preferred Stock. Pursuant to the Certificate of Designations, the company designated 1,000,000 shares of the Company’s preferred stock as Series B Preferred Stock. The Series B Preferred Stock has a Stated Value of $8.00 per share. The Series B Preferred Stock is convertible at the option of the holder into such number of shares of the Company’s common stock equal to the number of shares of Series B Preferred Stock to be converted, multiplied by the stated value of $8.00 (the “Stated Value”), divided by the Conversion Price in effect at the time of the conversion (the initial conversion price is $3.20, subject to adjustment in the event of stock splits, stock dividends, and similar transactions). The Series B Preferred Stock will automatically convert to common stock at the earlier of (a) the Company’s lead product candidate, VAL-083, receiving Food and Drug Administration or European Medicines Agency approval (provided that, at the time of such approval, the closing bid price of the common stock is at least $8.00 (subject to adjustment for stock splits or stock dividends) or (b) five years from the final closing of the Series B Preferred Stock. Pursuant to the Series B Certificate of Designation, holders will receive cumulative dividends at a rate of 9% per year, payable quarterly in arrears in shares of common stock (“PIK Shares”), valued based on the conversion price of the Series B Preferred Stock. The Series B Preferred Stock votes on an as-converted basis with the Company’s common stock and upon any liquidation, dissolution or winding-up of the Company the holders of the Series B Preferred Stock will be entitled to receive, pari passu with the Series A Preferred Stock, for each share of Series B Preferred Stock an amount equal to the Stated Value per share plus any accrued but unpaid dividends thereon before any distribution or payment may be made to the holders of any common stock or the Company’s Special Voting Preferred Stock. As of September 9, 2016, there are 902,238 shares of Series B Preferred Stock outstanding.

PLAN OF DISTRIBUTION

This prospectus includes 5,595,707 shares of common stock offered by the selling stockholders.

Each selling stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which our shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

8

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters”” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

9

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

This prospectus also includes 1,021,771 shares of common stock issuable upon exercise of warrants issued by the Company pursuant to the Company’s public offering of common stock and common stock purchase warrants pursuant to the Company’s Public Offering, including 999,003 shares issuable upon exercise of warrants issued to the investors under the Public Offering (the “Public Offering Warrants”) and 22,768 shares issued to the placement agents under the Public Offering (the “2015 Agent Warrants”). The Public Offering Warrants have an exercise price of $3.00 and expire on July 31, 2020. The 2015 Agent Warrants have an exercise price of $3.00 and expire on July 15, 2020.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

The consolidated financial statements of DelMar Pharmaceuticals, Inc. as of and for the years ended June 30, 2016 and June 30, 2015 appearing in DelMar Pharmaceuticals Inc.’s Annual Report on Form 10-K for the year ended June 30, 2016, have been audited by PricewaterhouseCoopers LLP, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus:

●	our Annual Report on Form 10-K for the year ended June 30, 2016 filed with the SEC on September 13, 2016;

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on July 8, 2016 (File No. 001-37823), including any amendment or report filed for the purpose of updating such description; and

●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: Scott Praill, Chief Financial Officer, DelMar Pharmaceuticals, Inc. 720-999 West Broadway, Vancouver, British Columbia, Canada V5Z 1K5, telephone number 604-629-5989.

10